UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest even reported): May 12, 2008

RENEWABLE ENERGY RESOURCES, INC.

(Exact Name of Registrant As Specified in Its Charter)

FLORIDA	000-29743	88-0409143
(State Or Other Jurisdiction of Incorporation Or Organization)	(Commission File Number)	(IRS Employer Identification No.)

334 S. Hyde Park Avenue, Tampa, Florida  33606

(Address of Principal Executive Offices, Including Zip Code)

(813) 944-3185

(Registrant's Telephone Number, Including Area Code)

 (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

         ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Renewable Energy Resources, Inc. (RENW) has signed an Acquisition Agreement with U.S Sustainable Energy Corporation (USSEC) as of April 24, 2008 to purchase all technologies, interest, assets, patents, and other intellectual property related to certain technologies hereby referred to as the Plasma Technologies, Ballast Oil Recovery System (BORS), and Activated Carbon technology.

On May 12, 2008 (Closing Date) RENW shall deliver to USSEC, two million eight hundred thousand (2,800,000) shares, then outstanding at the time of the closing,  USSEC shall deliver, or assign through this Agreement, all matters related to the Plasma Arc technology, plasma energy, and plasma related, all like technologies, patents, interests, property, intellectual property either owned or in interest as held by U.S. Sustainable Energy Corporation, which shall be set forth in Schedule A to be received by RENW for all patents, patents pending, work product on improvements, all uses for the technologies, all laboratory and engineering work, all client materials, all potential client list, sales lists, pro-formas, business plans, etc. such uses, plans, patents, improvements, and all business opportunities shall include uses of the technologies, business opportunities which then existed, or did exist at or before this agreement.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Acquisition Agreement

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENEWABLE ENERGY RESOURCES, INC.

Date: May 12, 2008	By:	/s/ CRAIG HUFFMAN
Craig Huffman, Interim Chief Executive Officer and Acting Principal Financial Officer